                                          SECURITIES AND EXCHANGE COMMISSION

                                                WASHINGTON, D.C. 20549

                                                       Form 8-K

                                                    CURRENT REPORT

                        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                            Date of Report: March 22, 2004

                                                        ------

                                               SBC COMMUNICATIONS INC.
                                (Exact name of registrant as specified in its charter)

                                                        1-8610
                                               (Commission File Number)

                         DELAWARE                                                   43-1301883
      (State or other jurisdiction of incorporation)                   (I.R.S. Employer Identification No.)

                                      175 E. Houston, San Antonio, Texas, 78205
                                (Address of principal executive offices and zip code)

                                                    (210) 821-4105
                                 (Registrant's telephone number, including area code)

Item 5.   Other Events

As previously announced in October 2003, Belgian telecom provider Belgacom SA/NV ("Belgacom") and its minority shareholder, ADSB
Telecommunications B.V. ("ADSB"), agreed to proceed with preparations for an initial public offering ("IPO") of Belgacom.  In connection with this IPO, which began today, SBC Communications Inc. ("SBC"). will sell substantially all of its investment in
Belgacom.  SBC holds both a direct and indirect ownership in Belgacom's minority shareholder, ADSB.

In connection with the IPO, SBC expects to report a combined direct and indirect net gain of approximately
$1.0 billion ($700 million after-tax), in its first-quarter 2004 financial results.  Approximately $240 million of this pre-tax gain will be reported as equity income, reflecting its indirect ownership though TDC A/S ("TDC").  SBC expects to receive approximately
$2.0 billion in cash from the disposition of its direct interest.

After the closing of the IPO, ADSB expects to hold a small percentage of Belgacom shares, representing the remaining approximately 3 percent of SBC's and TDC's original ownership, which are subject to an over-allotment option in the IPO.  SBC does not know if the over-allotment option will be exercised, but if the option is exercised, any shares sold in the over- allotment will be sold at the
IPO price.

Information set forth in this report contains financial estimates and other forward-looking statements that are subject to risks and uncertainties.  A discussion of factors that may affect future results is contained in SBC's filings with the Securities and Exchange
Commission.  SBC disclaims any obligation to update or revise statements contained in this news release based on new information or otherwise.

The securities discussed in this report have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may
not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the
Securities Act.

                                                               Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                              SBC COMMUNICATIONS INC.

Date: March 22, 2004                                                By: __/s/ John J. Stephens_________
                                                                          John J. Stephens
                                                                          Vice President and Controller